EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No.2 to Registration Statement No.33-66190 of Magnum Hunter Resources, Inc. on Form S-3 of our report dated March 14, 1997, appearing in the Annual Report on form 10-K of Magnum Hunter Resources, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part fo such Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Dallas, Texas
June 30, 1997